Exhibit 10.7

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON REGISTRATION EXEMPTIONS AVAILABLE THEREUNDER. AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER FEDERAL AND STATE SECURITIES LAWS OR UNLESS A RESALE EXEMPTION UNDER SUCH LAWS EXISTS.

ADVANCED CELL TECHNOLOGY, INC.

BRIDGE NOTE

Up to $70,000.00	Los Angeles, California
March 17th, 2008

1.                                       Promise to Pay.  FOR VALUE RECEIVED, the undersigned, ADVANCED CELL TECHNOLOGY, INC., a Delaware corporation (referred to alternatively as the “Maker” or the “Company”), promises to pay to the Shapiro Family Trust Dated September 25, 1989 or its assigns (the “Noteholder”), at such place as the Noteholder hereof shall notify the Maker in writing the principal amount of up to

SEVENTY Thousand Dollars ($70,000)

or so much of that sum as may be advanced and outstanding under this Convertible Promissory Note (this “Note”).  This Note evidences a loan (the “Loan”) from the Noteholder to the Maker. Advances under this Note shall be added to the principal amount of the Loan, as and when made, as reflected in the Advance Schedule attached hereto as Exhibit A.  Each payment under this Note shall be credited against principal.  All amounts payable under this Note shall be paid in lawful money of the United States of America during normal business hours on a business day, in immediately available funds.  A Member of the Noteholder on behalf of the Noteholder shall advance the Maker the sum of Seventy Thousand Dollars ($70,000.00) upon execution of this Note.

2.                                       Principal.  All outstanding principal and all accrued and unpaid interest and all other amounts owed hereunder (the “Outstanding Balance”), unless earlier converted pursuant to the terms described herein, shall be due and payable in one lump sum on April 7th, 2008 (the “Maturity Date”) unless the Note has earlier been paid.

3.                                       Permitted Uses.  The proceeds of the Loan may be used only for payment of Permitted Expenses, as defined herein. As used herein, the term Permitted Expenses means reasonable and customary operating expenses and capital expenditures related to the ongoing operation of the Maker.

4.                                       Interest. (a) The principal sum outstanding from time to time under this Note shall bear interest at a rate equal to NINE percent (9%) per annum.

5.                                       ENTITLEMENT OF THE NOTEHOLDER. Upon funding of the Note, the Noteholder will have fulfilled any obligation however defined of purchasing the Purchaser’s Pro Rata Share in the Next Financing The Noteholder will be entitled to all rights and privileges given to any other Purchaser in the Next Financing including the exercise of anti-dilution protection, reset of any conversion price of any existing debentures and warrants owned by the Noteholder at the date of the closing of the Next Financing, and issuance of warrants under the same terms and conditions as if the investment had been converted into that financing round.

6.                                       SECURITY: With the funding of this Note and until full repayment is made, this note will rank pari pasu with the 2005, 2006 and 2007 Debentures which are the most senior obligations of the company.

7.                                       Representations and Warranties.  As an inducement to the Noteholder to make the Loan, the Maker represents and warrants to the Noteholder that:

(a)                                  The Maker is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. The Maker (i) has the corporate power and authority and the legal right to own and operate its property and to conduct business in the manner in which it does and proposes so to do, and (ii) is in compliance in all material respects with all requirements of law and contractual obligations.

(b)                                 The Maker has the corporate power and authority and the legal right to execute, deliver and perform this Note and has taken all necessary corporate action to authorize the execution, delivery and performance of this Note. This Note has been duly executed and delivered on behalf of the Maker and constitutes the legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

(c)                                  The execution, delivery and performance of this Note, the borrowing hereunder and the use of the proceeds hereof, will not violate any provision of Maker’s Certificate of Incorporation, Bylaws or requirement of law.

8.                                       Affirmative Covenants; Noteholder Acknowledgement; Noteholder Representation. The Maker agrees to provide the Noteholder with prompt notice of any written commitments entered into which, if closed, would constitute the Next Financing, and to provide the Noteholder with at least twenty four hours’ prior notice of the closing of the Next Financing. The Noteholder hereby represents and warrants to the Maker that the Noteholder, is an ‘accredited investor’ as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

9.                                       Negative Covenants. The Maker agrees that, as long as any obligations under this Note remain unpaid, it shall not, directly or indirectly without the prior written consent of Noteholder:

(a)                                  liquidate or dissolve or enter into any sale, consolidation, merger, partnership, joint venture, syndicate or other combination, unless the Maker is the surviving entity;

(b)                                 sell, lease, assign, transfer or otherwise dispose of all or substantially all of Maker’s assets; provided that the Maker may sell, lease, assign or transfer any portion of its real or personal property; and

(c)                                  engage in any business activities substantially different from the Maker’s business as described in its current business plan delivered to Noteholder contemporaneously herewith.

10.                                 Events of Default. Upon the occurrence of any of the following events (each, an “Event of Default”):

(a)                                  The Maker shall fail to pay any amount due under this Note; or

(b)                                 Any representation or warranty made by the Maker in this Note shall be materially inaccurate or incomplete; provided, that any such inaccurate or incomplete representation or warranty shall not constitute an Event of Default if it is corrected within five (5) days after any officer or employee of the Maker obtains knowledge of such inaccuracy or incompleteness, and the corrected or revised representation or warranty made by the Maker is acceptable to the Noteholder; or

(c)                                  The Maker shall fail to observe or perform in any material respect any of the other terms or provisions of this Note and such failure shall continue for five (5) days; or

THEN, automatically upon the occurrence of an Event of Default at the option of the Noteholder, in each case without notice to or demand upon the Maker or any other party, the entire principal balance hereof together with all accrued and unpaid interest thereon shall become immediately due and payable.

11.                                 Costs and Expenses.  If any default occurs in any payment due under this Note, the Maker and all guarantors and endorsers hereof, and their successors and assigns, promise to pay all costs and expenses, including attorneys’ fees, incurred by the Noteholder hereof in collecting or attempting to collect the indebtedness under this Note, whether or not any action or proceeding is commenced, and hereby waive the right to plead any and all statutes of limitation as a defense to a demand hereunder to the full extent permitted by law.

12.                                 Acceptance of Past Due Payments and Indulgences Not Waivers.  None of the provisions hereof and none of the Noteholder’s rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by the Noteholder’s acceptance of any past due installments or by any indulgence granted by the Noteholder to the Maker.

13.                                 Waivers by the Maker; No Setoffs or Counterclaims.  The Maker and all guarantors and endorsers hereof, and their successors and assigns, hereby waive presentment,

demand, protest and notice thereof or of dishonor, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by the Noteholder, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the Noteholder to exercise any rights under this Note. All payments required by this Note shall be made without setoff or counterclaim.

14.                                 Assignment. The Maker may not assign its rights or obligations under this Note without the prior written consent of the Noteholder and any such purported assignment by the Maker without obtaining the prior written consent of the Noteholder shall be void ab initio. This Note shall inure to the heirs, legal representatives, successors and assigns of the Noteholder.

15.                                 Notices.  All notices given by the Maker or the Noteholder hereunder to the other shall be in writing, delivered by facsimile transmission (confirmed in writing) or delivered personally or by depositing the same in the United States mail, registered, with postage prepaid, addressed as follows:

Noteholder:	Shapiro Family Trust Dated September 25, 1989
17567 Camino de y Yatasto
Pacific Palisades, California 90272

Maker:	Advanced Cell Technology, Inc.
11100 Santa Monica Boulevard, Suite 850
Los Angeles, CA 90025

Either the Noteholder or the Maker may change the address to which notices are to be sent by notice of such change to the other given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third business day following the date mailed.

16.                                 Governing Law.  This Note is governed by the laws of the State of California, without regard to the choice of law rules of that State.

17.                                 Waiver of Jury Trial.  THE MAKER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS NOTE. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

IN WITNESS WHEREOF, the Maker has caused this Convertible Note to be duly executed the day and year first above written.

ADVANCED CELL TECHNOLOGY,
INC., a Delaware corporation

By:	/s/ William M. Caldwell, IV
Name: William M. Caldwell, IV
Title: Chairman and CEO

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